UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 10, 2021, Andrew Wilson informed Intel Corporation (“Intel”) that he will not stand for re-election to Intel’s Board of Directors (“Board”) at Intel’s 2021 Annual Stockholders’ Meeting. Mr. Wilson’s decision not to stand for re-election is not due to any disagreement with Intel. Mr. Wilson, a member of the Board since 2017, will continue to serve as a director until the expiration of his current term at the 2021 Annual Stockholders’ Meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2021, the Board approved amendments to Intel’s Bylaws, as amended (the “Bylaws”), effective immediately, (i) to remove from Article III, Section 1 of the Bylaws provisions relating to a specified range in the number of directors on the Board, so that the size of the Board may be fixed from time to time by the Board consistent with Article XI of the Bylaws, and (ii) to remove Article IV, Section 2(b), which provided a specific order of succession for corporate officers and applied only in the absence of a resolution of the Board specifying the order of succession, and to make conforming changes to the caption and numbering of Article IV, Section 2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are provided as part of this report:

Exhibit	Description

3.2	Intel Corporation Bylaws, as amended and restated on March 10, 2021.

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: March 16, 2021	/s/ Susie Giordano
Susie Giordano
Corporate Vice President and Corporate Secretary